UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2024

Gain Therapeutics, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departures and Appointments of Executive Officers

Matthias Alder

On June 25, 2024, Matthias Alder (“Mr. Alder”), Chief Executive Officer of Gain Therapeutics, Inc. (the “Company”), and the Company mutually agreed that his service as Chief Executive Officer of the Company would terminate so that Mr. Alder can pursue other opportunities. Pursuant to Mr. Alder’s amended and restated employment letter dated September 20, 2022 (the “Employment Agreement”), Mr. Alder automatically resigned from the Board effective June 25, 2024.

In connection with Mr. Alder’s departure, the Company entered into a separation and general release agreement with Mr. Alder on June 27, 2024 (the “Separation Agreement”).

The Separation Agreement provides, among other things, for Mr. Alder to receive the following:

•	A lump sum payment equal to 12 months of Mr. Alder’s current base salary; and
•	COBRA premiums for medical, dental, and vision employee benefit programs, on the same basis as his current coverage election, through the twelve-month anniversary of the effective date of the Separation Agreement.

In addition, the Separation Agreement contemplates that any outstanding unvested stock options and restricted stock units held by Mr. Alder shall vest to the extent that such stock options and restricted stock units would have vested had Mr. Alder remained employed with the Company through the one-year anniversary of June 25, 2024. The Separation Agreement further provides for mutual general releases and mutual non-disparagement provisions.

Gene Mack

On June 27, 2024, Mr. Gene Mack (“Mr. Mack”), the Company’s current Chief Financial Officer, was appointed to serve as Interim Chief Executive Officer (“Interim CEO”), effective as June 25, 2024, to fill the vacancy created by Mr. Alder’s departure as Chief Executive Officer.

Mr. Mack’s biographical information is set forth in the Proxy Statement and such information is incorporated herein by reference. There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Mack or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Mack and any of the Company’s directors or executive officers. The appointment of Mr. Mack was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

No additional compensation will be paid to Mr. Mack in his role as Interim CEO, and Mr. Mack’s compensatory arrangements as the Company’s Chief Financial Officer are disclosed in Proxy Statement and such information is incorporated herein by reference.

Designation of Executive Chairman of the Board of Directors

On June 27, 2024, Dr. Khalid Islam (“Dr. Islam”), the current Chairman of the Board, was appointed to serve as Executive Chairman of the Board, effective June 25, 2024. As Executive Chairman, he will continue to be responsible for the effective performance of the Board and will work closely with Mr. Mack, acting in an advisory capacity to him and other executives.

Dr. Islam’s biographical information is set forth in the Company’s Definitive Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2024, and such information is incorporated herein by reference. There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Dr. Islam or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that have not otherwise been reported in the Company’s filings with the SEC. No family relationships exist between Dr. Islam and any of the Company’s directors or executive officers. The appointment of Dr. Islam was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Item 7.01 Regulation FD Disclosure.

On June 27, 2024, the Company issued a press release regarding the above. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1 is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed below are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Gain Therapeutics, Inc. Press Release dated June 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Date: June 28, 2024	By:	/s/ Gene Mack
	Name:	Gene Mack
	Title:	Chief Financial Officer